UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2006 (December 15, 2006)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

703-390-1899

(Registrant's telephone number, including area code)

19 West 44th Street, Suite 507, New York, New York 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2006, the Board of Directors (the "Board of Directors") of SkyTerra Communications, Inc. (the "Company") approved a form of Indemnification Agreement (the "Indemnification Agreement") to be entered into between the Company and its directors and officers. Effective as of December 18, 2006, the Company entered (or will enter) into a separate Indemnification Agreement with each of the following persons: Andrew Africk, Alexander Good, Jeffrey Killeen, Jeffrey Leddy, Robert Lewis, Scott Macleod, William Stasior, Aaron Stone and Michael Weiner. The Company may from time to time enter into additional indemnification agreements with future directors and officers of the Company or other key personnel.

Each of the Indemnification Agreements provides, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee's status as a director or officer of the Company, such indemnitee was, is or is threatened to be made a party or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature, against all losses, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in writing in advance by the Company) and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under the Company's governance documents, or any other agreement, any vote of the stockholders of the Company or any applicable law.

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In light of his performance during the preceding year, including his role in accomplishing the exchange transactions with Motient Corporation and the other partners in Mobile Satellite Ventures LP (“MSV”), and the minority holders of the Company’s MSV Investors, LLC subsidiary, as well as the pending transaction with Bell Canada and the spin-off of Hughes Communications, Inc., on December 6, 2006, the Compensation Committee of the Board of Directors recommended to the Board of Directors the award and payment of a cash bonus to Jeffrey Leddy, the Company’s Chief Executive Officer and President, in the amount of $2,250,000, less applicable taxes and withholdings. The Board of Directors approved the recommendation of the Compensation Committee on December 15, 2006.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On December 15, 2006, pursuant to Section 8.6(b) of the Investment Agreement, dated April 2, 2002 (the “Investment Agreement”), by and among the Company and certain of the Apollo Purchasers (as defined below), the Company issued 6,044,846 shares of its common stock (the "Common Stock") in exchange for the surrender of a like number of shares of its non-voting stock (the "Non-Voting Stock") by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF/RRRR LLC (collectively with ST/RRRR LLC, the "Apollo

Purchasers"). Following the Exchange, the Apollo Purchasers will collectively own 29.9% of the voting power of the Company.

The Exchange will be made without registration under the Securities Act of 1933 (the "Securities Act") in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) In light of the elevation of Alexander H. Good to the offices of Chief Executive Officer and President of the Company, as described in Item 5.02(c) below, effective December 18, 2006, the employment of Jeffrey Leddy, the Company's Chief Executive Officer and President, was terminated. Further, in light of the elevation of Scott Macleod to the offices of Executive Vice President, Chief Financial Officer and Treasurer of the Company, as also described in Item 5.02(c) below, effective December 18, 2006, the employment of Craig Kaufmann, the Company’s Controller and Treasurer, was terminated.

(c) Effective December 18, 2006, the Board of Directors unanimously appointed Alexander H. Good, the Chief Executive Officer, President and Vice Chairman of the Company’s subsidiary, MSV, to the office of Chief Executive Officer and President of the Company. Mr. Good will continue to serve as the Chief Executive Officer and President of MSV, as well as Vice Chairman of the Board of MSV.

Mr. Good, 57, has served as MSV’s Chief Executive Officer, President and Vice Chairman of the Board since April 2004. In 2002 and 2003, prior to joining MSV, Mr. Good served as the Executive Chairman of Affinity Internet and Executive Chairman of Nexverse Networks, Inc., now Veraz Networks, Inc., and also served as a director of NextLevel Communications, Inc. Mr. Good was Chairman and CEO of @Link Networks, Inc. from 1999 to 2001. @Link Networks, Inc. filed a Chapter 11 bankruptcy petition in 2001, which was subsequently withdrawn. Mr. Good was Executive Vice President of Bell Atlantic Corporation (now Verizon) from 1997 to 1999. He served as Senior Vice President of Corporate Development of Bell Atlantic Corporation from 1995 to 1997 and was Chairman and CEO of Bell Atlantic International from 1994 to 1997. Mr. Good served as Senior Vice President of Mtel Communications, Inc. and CEO of MTEL International from 1990 to 1994.

On December 18, 2006, Mr. Good was granted 400,000 restricted shares of the Company's Common Stock (the "Good Restricted Stock") under the 2006 Equity and Incentive Plan (the "Plan"), subject to a registration statement on Form S-8 (or such other form as may be appropriate) covering equity awards pursuant to the Plan becoming effective and the execution of an award agreement (the “Good Award Agreement”). On December 15, 2006, the fair value of the Company's stock, based on the average of the closing bid and asked prices on the Over the Counter Bulletin Board, was $13.305 per share. The Good Restricted Stock will vest as follows: (i) 33.34% of the shares of Good Restricted Stock (133,334 shares) on December 18, 2009; (ii) 33.33% of the shares of Good Restricted Stock (133,333 shares) on the first day following the twentieth consecutive trading day on which the last sale price of the Company’s Common Stock or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock exceeds $20 per share; and (iii) 33.33% of the shares of Good Restricted Stock (133,333 shares) on the first day following the twentieth consecutive trading day on which the last sale price of the Company’s Common Stock or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock exceeds $25 per share.

The Good Award Agreement provides that: (i) upon the termination by the Company of Mr. Good’s employment other than for “Cause,” as defined in the Good Award Agreement, all vesting restrictions will lapse with respect to any time vesting shares, and performance vesting shares shall remain outstanding on such terms as are set forth in the Good Award Agreement; (ii) upon the termination by the Company of Mr. Good’s employment for “Cause,” the Good Restricted Stock, to the extent not vested, shall be forfeited; and (iii) the shares of Good Restricted Stock, to the extent not otherwise vested three and one-half years following December 18, 2006, shall be forfeited. The above description of the Good Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Good Award Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Good is also party to an employment agreement with MSV, the material terms of which are as follows:

Mr. Good's base salary shall be $600,000 and his discretionary bonus target is 75% of his annualized salary. The discretionary bonus target will be increased to 100% of base salary upon the closing of a strategic transaction by MSV in which strategic investors invest over $500 million in MSV. Under the employment agreement, Mr. Good will be entitled to a special bonus payment of $267,800, payable upon the earlier to occur of: (i) Mr. Good's TerreStar stock options (or successor options) becoming freely exercisable, marketable or "liquid" or (ii) Mr. Good's employment being terminated by MSV other than for "cause" (as defined in the employment agreement). Mr. Good’s employment agreement also provides that if his employment is terminated by MSV without cause, he will be entitled to (i) a lump sum severance payment in an amount equal to the sum of Mr. Good's base salary and his average bonus for 24 months; and (ii) continued coverage of group term life insurance, health insurance, accident and long-term disability insurance benefits for a period of 24 months following the termination.

Mr. Good also entered into a change of control agreement with MSV. Under the change of control agreement, if a "change of control" (as defined in the agreement) occurs and, within two years following such change of control, MSV terminates Mr. Good’s employment without cause or Mr. Good terminates his employment for good reason (which includes a termination by Mr. Good for any reason prior to February 9, 2007), Mr. Good is entitled to (i) a lump sum severance payment in an amount equal to the sum of Mr. Good's base salary and his average bonus for 24 months; (ii) full vesting of all MSV options, with such options remaining exercisable for two years following the date of termination; and (iii) continued coverage of group term life insurance, health insurance, accident and long-term disability insurance benefits for a period of 24 months following the termination (except that with respect to clauses (i) and (iii) above such period shall be 18 months with respect to any change of control that occurred prior to December 18, 2006).

Effective on the date of commencement of his employment (March 1, 2004) Mr. Good was granted an option with respect to 600,000 MSV units at a strike price of $6.45, 400,000 of which first vested on the first year anniversary of the date of grant, and 200,000 of which first vested on the second anniversary of the date of grant.

Effective December 18, 2006, the Board of Directors unanimously appointed Scott Macleod, the Chief Financial Officer of the Company’s subsidiary, MSV, to the office of Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Macleod will continue to serve as the Executive Vice President and Chief Financial Officer of MSV.

Mr. Macleod, 44, has served as MSV’s Executive Vice President and the Chief Financial Officer since January 2006. From May 2003 to January 2006, Mr. Macleod served as a Managing Director of

Rothschild Inc. From May 1999 to January 2003, Mr. Macleod was Chief Corporate Development Officer of XO Communications, and from 1992 to 1999, worked in Merrill Lynch's Global Communications Group, serving most recently as Managing Director of such group. XO filed a Chapter 11 bankruptcy petition in June 2002.

On December 18, 2006, Mr. Macleod was granted 200,000 restricted shares of the Company's Common Stock (the "Macleod Restricted Stock") under the Plan, subject to a registration statement on Form S-8 (or such other form as may be appropriate) covering equity awards pursuant to the Plan becoming effective and the execution of an award agreement (the “Macleod Award Agreement”). On December 15, 2006, the fair value of the Company's stock based on the average of the closing bid and asked prices on the Over the Counter Bulletin Board, was $13.305 per share. The Macleod Restricted Stock will vest as follows: (i) 33.34% of the shares of Macleod Restricted Stock (66,667 shares) on December 18, 2009; (ii) 33.33% of the shares of Macleod Restricted Stock (66,666 shares) on the first day following the twentieth consecutive trading day on which the last sale price of the Company’s Common Stock or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock exceeds $20 per share; and (iii) 33.33% of the shares of Macleod Restricted Stock (66,666 shares) on the first day following the twentieth consecutive trading day on which the last sale price of the Company’s Common Stock or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock exceeds $25 per share.

The Macleod Award Agreement provides that: (i) upon the termination by the Company of Mr. Macleod's employment other than for “Cause,” as defined in the Macleod Award Agreement, all vesting restrictions will lapse with respect to any time vesting shares, and performance vesting shares shall remain outstanding on such terms as are set forth in the Macleod Award Agreement; (ii) upon the termination by the Company of Mr. Macleod's employment for “Cause,” the Macleod Restricted Stock, to the extent not vested, shall be forfeited; and (iii) the shares of Macleod Restricted Stock, to the extent not otherwise vested three and one-half years following December 18, 2006, shall be forfeited. The above description of the Macleod Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Macleod Award Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Macleod is also a party to an employment agreement with MSV dated January 9, 2006, providing his position as Executive Vice President and Chief Financial Officer for MSV reporting directly to Mr. Good, at an annual salary of $325,000 subject to review on an annual basis, and with a 50% annual bonus target. The term of the agreement is three years, subject to earlier termination upon payment of one year’s salary and target bonus, and is also subject to the vesting and two-years continued exercise of all options and phantom unit shares granted by MSV. Effective on the date of commencement of his employment (January 27, 2006) Mr. Macleod was granted the following equity awards: 1) an option with respect to MSV units at a strike price of $56.33, with three-year vesting; and 2) a phantom unit grant relating to MSV units in the amount of 50,000 units, vesting over a five year period, with 40% vesting on the second anniversary grant (i.e. January 27, 2008) and 20% each year thereafter, to be settled either in units of MSV (if a public market exists at such time) or in cash in an amount equal to the fair market value of the underlying units on the date the phantom units vest.

In addition, Mr. Macleod entered into a change of control agreement with MSV. Under the change of control agreement, if a "change of control" (as defined in the agreement) occurs and, within two years following such change of control, MSV terminates Mr. Macleod’s employment without cause or Mr. Macleod terminates his employment for good reason, Mr. Macleod would be entitled to (i) a lump sum severance payment in an amount equal to the sum of Mr. Macleod’s annual base salary and his average bonus; (ii) full vesting of all options and phantom units, with such options remaining exercisable for two years following the date of termination; and (iii) continued coverage of group term life insurance, health insurance, accident and long-term disability insurance benefits for a period of 12 months following the termination.

There was no arrangement or understanding between Messrs. Good and Macleod and any other persons pursuant to which they were appointed as officers and there are no related party transactions between either Mr. Good or Mr. Macleod and the Company that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, other than those relating to Mr. Good’s and Mr. Macleod’s compensation, as disclosed above.

As to Messrs. Good and Macleod, the description of the Indemnification Agreement in Item 1.01 above is hereby incorporated herein by reference to this Item 5.02(c).

(d) Effective December 18, 2006, Mr. Leddy was elected to fill a vacancy on the Board of Directors that was created by the Board of Directors on that date.

As to Mr. Leddy, the description of the Indemnification Agreement in Item 1.01 above is hereby incorporated herein by reference to this Item 5.02(c).

There was no arrangement or understanding between Mr. Leddy and any other persons pursuant to which he was selected as a director and there are no related party transactions between Mr. Leddy and the Company that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, other than those relating to Mr. Leddy’s compensation as the Chief Executive Officer and President of the Company, as disclosed in the Company’s filings with the Securities and Exchange Commission.

Section 8 - Other Events

Item 8.01 Other Events.

On December 18, 2006, the Company issued a press release announcing the appointment of Messrs. Good and Macleod as officers of the Company, and the election of Mr. Leddy as a director. A copy of such press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Indemnification Agreement.
99.1	Restricted Stock Agreement, by and between Alexander H. Good and the Company, dated December 18, 2006.
99.2	Restricted Stock Agreement, by and between Scott Macleod and the Company, dated December 18, 2006.
99.3	Press release issued by the Company dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 19, 2006

SKYTERRA COMMUNICATIONS, INC.

By: /s/ ROBERT C. LEWIS
Name:	Robert C. Lewis
Title:	Senior Vice President, Secretary and
General Counsel